Law Offices
                                 ALLAN M. LERNER
                           A Professional Association

                                                   Telephone: (954)563-8111
2888 East Oakland Park Boulevard                   Facsimile  : (954)563-8522
Fort Lauderdale, Florida 33306                     E.Mail     : AMLRWP@AOL.com
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                                 May 2, 2000

Nexland, Inc.
20801 Biscayne Boulevard
Suite 403
Aventura, Florida 33180

Re:      Amendment No. 3 to Registration Statement on Form S-1

Gentleman:

This opinion is submitted pursuant to applicable rules of the Securities and Exchange Commission with respect to the registration by Nexland, Inc. (the "Company") of an aggregate of 3,602,193 shares of common stock $0.0001 par value (the "Common Stock") pursuant to a Registration Statement on Form S-1.

In my capacity as securities counsel to Nexland, I have examined the original, certified, conformed, or other copies of Nexland's Certificate of Incorporation, Bylaws and other corporate minutes provided to me by Nexland. In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to me as conformed, Photostat or other copies. In passing upon certain corporate records and documents of Nexland, I have necessarily assumed the correctness and completeness of the statements made or included therein by Nexland, and I express no opinion thereon. Based upon and in reliance of the foregoing, I am of the opinion that the Common Stock has been and upon exercise of the warrants will be upon issuance, validly issued, fully paid and non-assessable. I hereby consent to the use of this opinion in the Registration Statement on Form S-1 to be filed with the Commission.

                                                /s/ Allan M. Lerner
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                                                   Allan M. Lerner